EXHIBIT 10.1
                                 EXECUTION COPY



                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

                                  as Purchaser,

                           GMAC MORTGAGE CORPORATION,

                                   as Seller,

                       GMACM MORTGAGE LOAN TRUST 2001-GH1,

                                   as Issuer,

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.,

                              as Indenture Trustee




                  --------------------------------------------

                        MORTGAGE LOAN PURCHASE AGREEMENT
                  --------------------------------------------



                           Dated as of March 12, 2001



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        This Mortgage Loan Purchase  Agreement  (the  "Agreement"),  dated as of
March 12,  2001,  is made  among  GMAC  Mortgage  Corporation,  as  seller  (the
"Seller"),   Residential  Asset  Mortgage  Products,  Inc.,  as  purchaser  (the
"Purchaser"),  GMACM Mortgage Loan Trust 2001-GH1, as issuer (the "Issuer"), and
Wells  Fargo  Bank  Minnesota,   N.A.,  as  indenture  trustee  (the  "Indenture
Trustee").


                                   WITNESSETH:

        WHEREAS, the Seller owns the Cut-Off Date Principal Balances and the Related Documents for the mortgage loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the "Mortgage Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

        WHEREAS, the parties hereto desire that the Seller (i) sell the Cut-Off Date Principal Balances of the Mortgage Loans to the Purchaser on the Closing Date pursuant to the terms of this Agreement together with the Related Documents and (ii) make certain representations and warranties on the Closing Date;

        WHEREAS, pursuant to the Trust Agreement, the Purchaser will sell the Mortgage Loans and transfer all of its rights under this Agreement to the Issuer on the Closing Date;

     WHEREAS, pursuant to the terms of the Servicing Agreement, the Servicer will service the Mortgage Loans;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes, secured by the Trust Estate;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the indenture dated as of March 12, 2001 (the "Indenture"), between the Issuer and the Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.


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Section 1.2 Other Definitional  Provisions.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

        The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean
"including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

        The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

        Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                  SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

Section 2.1    Sale of Mortgage Loans.

(a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, and wherever located: (i) the Mortgage Loans (including the Cut-Off Date Principal Balances), all interest accruing thereon, all monies due or to become due thereon, and all collections in respect thereof received on or after the Cut-Off Date (other than principal and interest due thereon on or prior to the Cut-Off
Date); (ii) the interest of the Seller in any insurance policies in respect of the Mortgage Loans; and (iii) all proceeds of the foregoing. Such conveyance shall be deemed to be made: with respect to the Cut-Off Date Principal Balances, as of the Closing Date, subject to the receipt by the Seller of consideration therefor as provided herein under clause (a) of Section 2.3.

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(b) In connection with the conveyance by the Seller of the Mortgage  Loans,  the
Seller further agrees, at its own expense, on or prior to the Closing Date with respect to the Stated Principal Balances of the Mortgage Loans, to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement, and to deliver to the Purchaser true and complete lists of all of the Mortgage Loans specifying for each Mortgage Loan (i) its account number and (ii) its Cut-Off Date Principal Balance. Such lists, which form part of the Mortgage Loan Schedule, shall be marked as Exhibit 1 to this Agreement and are hereby incorporated into and made a part of this Agreement.

(c) Except for Missing Documents identified in Exhibit 2 hereto, in connection with the conveyance by the Seller of the Mortgage Loans, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Custodian, at least five (5) Business Days before the Closing Date, with respect to (i) below, or within 90 days of the Closing Date, as the case may be, with respect to (ii) through (vii) below, the following documents or instruments (I) with respect to each related Mortgage Loan other than a Cooperative Mortgage Loan:

(i) The original Mortgage Note (or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit), endorsed without recourse in blank, or in the name of the Trustee as trustee, and signed by an authorized officer (which endorsement shall contain either an original signature or a facsimile signature of an authorized officer of the Seller, and if in the form of an allonge, the allonge shall be stapled to the Mortgage Note), with all intervening endorsements showing a complete chain of title from the originator to the Seller. If the Mortgage Loan was acquired by the endorser in a merger, the endorsement must be by "_____, successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the endorser while doing business under another name, the endorsement must be by "______ formerly known as [previous name]";

(ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded

(iii) The original of any guarantee executed in connection with the Mortgage Note, if applicable;

(iv) Any rider or the original of any modification agreement or assumption agreement executed in connection with the related Mortgage Note or Mortgage, with evidence of recording if required by applicable law;

(v) An original Assignment or Assignments of Mortgage (which may be included in a blanket assignment or assignments) from the Seller to "Wells Fargo Bank Minnesota, N.A., as Indenture Trustee under that certain Indenture dated as of March 12, 2001, for GMACM Mortgage Loan Trust 2001-GH1" c/o the Servicer at an address specified by the Servicer, and signed by an authorized officer, which assignment shall be in form and substance acceptable for recording. If the Mortgage Loan was acquired by the assignor in a merger, the assignment must be by "______, successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the assignor while doing business under another name, the assignment must be by "________________ formerly known as [previous name]";

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(vi) Originals of all intervening assignments of a Mortgage, which together with the Mortgage shows a complete chain of title from the originator to the Seller, with evidence of recording thereon;

(vii) The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, (i) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured,
(ii) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally or (iii) other evidence of title insurance acceptable to Fannie Mae or Freddie Mac, in accordance with the Fannie Mae Seller/Servicer Guide or Freddie Mac Seller/Servicer Guide, respectively;

(viii)  A certified true copy of any power of attorney, if applicable; and

(ix) Originals of any security agreement, chattel mortgage or the equivalent executed in connection with the Mortgage, if any;

and (II) with respect to each Cooperative Loan:

(i) The original Mortgage Note, endorsed without recourse to the order of the Indenture Trustee and showing an unbroken chain of endorsements from the originator thereof to the Seller;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)     The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

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(vii) Copies of the filed UCC-3 assignments of the security interest  referenced in clause (f) above showing an unbroken chain of title from the originator to the Indenture Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease; (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (d) above, showing an unbroken chain of title from the originator to the Indenture Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) An executed UCC-1 financing statement showing the Seller as debtor, the Purchaser as secured party and the Indenture Trustee as assignee and an executed UCC-1 financing statement showing the Purchaser as debtor and the Indenture Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

        Within the time period for the review of each Mortgage File set forth in
Section 2.2 of the Custodial Agreement, if a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Indenture Trustee (as pledgee of the Mortgage Loans), the Noteholders, the Certificateholders or the Credit Enhancer in such Mortgage Loan, including the Seller's failure to deliver any document required to be delivered to the Custodian on behalf of the Indenture Trustee (provided, that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (I)(vi) or (II)(viii) above if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph, and, provided further that, a Mortgage File will not be deemed to contain a defect if it is listed on Exhibit 2 hereto and the defect related thereto is a Missing Document), the Seller shall cure such defect, repurchase the related Mortgage Loan at the Repurchase Price or substitute an Eligible Substitute Loan therefor upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Mortgage Loans.

        Notwithstanding anything contained herein, the related Seller or Servicer shall not be required to repurchase any Mortgage Loan due to the failure to deliver to the Custodian any Missing Documents. However, the Seller will be required to repurchase any such Mortgage Loan if: (i) foreclosure proceedings have been commenced with respect to such Mortgage Loan and (ii) the failure to possess a Missing Document described in Section 2.1(c)(I)(i), 2.1(c)(I) (ii), 2.1(c)(I) (iii), 2.1(c)(I) (iv), 2.1(c)(I) (vi) or 2.1(c)(II)
materially and adversely affects the Servicer's ability to foreclose on the related Mortgage Loan or to establish the full amount of principal and interest owing on the related Mortgage Note. Exhibit 2 hereto shall be delivered by the Seller to the Custodian not later than 30 days from the Closing Date.

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        In  instances  where an original  Mortgage or any  original  intervening assignment of Mortgage was not, in accordance with clauses (I)(ii) or (vi) above, delivered by the Seller to the Custodian contemporaneously with the execution and delivery of this Agreement, the Seller will deliver or cause to be delivered the originals or certified copies of such documents to the Custodian promptly upon receipt thereof.

        Upon sale of the Mortgage Loans, the ownership of each Mortgage Note, each related Mortgage and the contents of the related Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to the Mortgage Loans that are prepared by or that come into the possession of the Seller as seller of the Mortgage Loans hereunder or in its capacity as Servicer under the Servicing Agreement shall immediately vest in the Purchaser, and shall be retained and maintained in trust by the Seller or the Servicer at the will of the Purchaser, in such custodial capacity only. In the event that any original document held by the Seller hereunder in its capacity as Servicer is required pursuant to the terms of this Section to be part of a Mortgage File, such document shall be delivered promptly to the Custodian. The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser.

        The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property conveyed to it pursuant to this Section 2.1.

(d) The parties hereto intend that the transactions set forth herein constitute a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property as and to the extent described above. In the event the transactions set forth herein are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under all accounts, chattel papers, general intangibles, contract rights, certificates of deposit, deposit accounts, instruments, documents, letters of credit, money, advices of credit, investment property, goods and other property consisting of, arising under or related to the Mortgage Loans and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall and hereby does constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of any continuation statements with respect to the UCC-1 financing statements filed with respect to the Mortgage Loans by the Purchaser on the Closing Date, and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office or jurisdiction of incorporation of the Seller, as are necessary to perfect and protect the Purchaser's or its assignees' interests in each Mortgage Loan and the proceeds thereof. The Servicer shall file any such continuation statements on a timely basis.

Section 2.2    [Reserved].

Section 2.3    Payment of Purchase Price.

(a) The sale of the Mortgage Loans shall take place on the Closing Date, subject to and simultaneously with the deposit of the Mortgage Loans into the Trust Estate and the issuance of the Securities. The purchase price (the "Purchase Price") for the Mortgage Loans to be paid by the Purchaser to the Seller on the Closing Date shall be an amount equal to $235,617,124.00 in immediately available funds, together with the Certificates, in respect of the Cut-Off Date Principal Balances thereof.

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(b) In  consideration  of the sale of the  Mortgage  Loans by the  Seller to the
Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in paragraph (a) for each Mortgage Loan; provided, that such payment may be on a net funding basis if agreed by the Seller and the Purchaser.

                                  ARTICLE III

                               REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

Section 3.1 Seller Representations and Warranties. The Seller represents and warrants to the Purchaser, as of the Closing Date (or if otherwise specified below, as of the date so specified):

(a)     As to the Seller:

(i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction governing its creation and existence and is or will be in compliance with the laws of each state in which any
Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan;

(ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(iii) The Seller is not required to obtain the consent of any other Person or any consents, licenses, approvals or authorizations from, or registrations or declarations with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

(iv) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate the Seller's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

(v) No litigation before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or with respect to this Agreement that in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

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(vi)    [Reserved];

(vii) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws;

(viii) This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Mortgage Loans, including the Cut-Off Date Principal Balances with respect to the Mortgage Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Principal Balances with respect to the Mortgage Loans; and

(ix) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially adversely affect its performance hereunder;

(b) As to each Mortgage Loan as of the Closing Date (except as otherwise specified below):

(i) The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan or the Mortgage Loans is true and correct in all material respects as of the date or dates respecting which such information is initially furnished;

(ii) The Cut-Off Date Principal Balances have not been assigned or pledged, the Seller has good title thereto and the Seller is the sole owner and holder of such Cut-Off Date Principal Balances free and clear of any and all liens, encumbrances, pledges, security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans to sell and assign the same pursuant to this Agreement;

(iii) (A) The related Mortgage Note and the Mortgage have not been assigned or pledged, except for any assignment or pledge that has been satisfied and released, (B) immediately prior to the assignment of the Mortgage Loans to the Purchaser the Seller has good title thereto and (C) the Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, encumbrances, pledges, or security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans to sell and assign the same pursuant to this Agreement;

(iv) To the best of the Seller's knowledge, there is no valid offset, defense or counterclaim of any obligor under any Mortgage Note or Mortgage;


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(v) To the best of the Seller's knowledge,  there is no delinquent  recording or other tax or fee or assessment lien against any related Mortgaged Property;

(vi) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(vii) To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to, or subordinate with, the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xi);

(viii) As of the Cut-Off Date, not more than 1.45%, 0.11% and 0.76%, respectively, of the Mortgage Loans in Loan Group I, by Cut-Off Date Principal Balance (i) are 30 to 59 days, (ii) 60-89 days, or (iii) over 90 days delinquent in payment of principal or interest. Except for 0.44% of the Mortgage Loans in Loan Group II by Cut-Off Date Principal Balance which are delinquent in payment of principal and interest as of the Cut-Off Date, no Mortgage Loan in Loan Group II is delinquent in the payment of principal and interest as of the Cut-Off Date.

(ix) Except for any Missing Documents, for each Mortgage Loan, the related Mortgage File contains or will contain, in accordance with Section 2.1(c), each of the documents and instruments specified to be included therein;

(x) To the best of the Seller's knowledge, the related Mortgage Note and the related Mortgage at the time it was made complied in all material respects with applicable local, state and federal laws;

(xi) A title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan;

(xii) None of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

(xiii) As of the Cut-Off Date, no more than approximately 13.09%, 11.90% and 10.20% of the Mortgage Loans in Loan Group I, by Cut-Off Date Principal Balance of the Group I Loans, are secured by Mortgaged Properties located in California, Michigan and New York, respectively, and no more than approximately 25.51%, 16.38% and 6.14% of the Mortgage Loans in Loan Group II, by Cut-Off Date Principal Balance of the Group II Loans, are secured by Mortgaged Properties located in California, Michigan and New York, respectively;

(xiv) As of the Cut-Off Date, the LTV Ratio for each Mortgage Loan was not in excess of 124.29%;

(xv) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(xvi) Within a loan type, and except as required by applicable law, each Mortgage Note and each Mortgage is an enforceable obligation of the related Mortgagor;

(xvii) To the best knowledge of the Seller, the physical property subject to each Mortgage is free of material damage and is in acceptable repair;

(xviii) The Seller has not received a notice of default of any mortgage loan related to a Mortgaged Property which has not been cured by a party other than the Servicer;

(xix) As of the Cut-Off Date, not more than 3.00% (by Cut-Off Date Principal Balance) of the Mortgage Loans are "high cost loans", subject to the Home Ownership and Equity Protection Act of 1994;

(xx)    None of the Mortgage Loans is a reverse mortgage loan;

(xxi) No Mortgage Loan has an original term to maturity in excess of 484 months or a maturity date later than March 1, 2031;

(xxii) As of the Cut-Off Date, approximately 59.97% of the Mortgage Loans by Cut-Off Date Principal Balance are fixed rate and approximately 40.03% of the Mortgage Loans by Cut-Off Date Principal Balance are adjustable rate. As of the Cut-Off Date, the Loan Rates on the Mortgage Loans in Loan Group I range between 3.000% per annum and 18.000% per annum and the Loan Rates on Mortgage Loans in Loan Group II range between 6.000% per annum and 11.875% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans in Loan Group I as of the Cut-Off Date is approximately 346 months and the weighted average remaining term to stated maturity of the Mortgage Loans in Loan Group II as of the Cut-Off Date is approximately 353 months;

(xxiii) (A) Each Mortgaged Property consists of a single parcel of real property with a single family or an individual condominium unit; (B) with respect to the Mortgage Loans in Loan Group I (a) approximately 10.57% (by Cut-Off Date Principal Balance of the Group I Loans) are secured by real property improved by individual condominium units, (b) approximately 78.89% (by Cut-Off Date Principal Balance of the Group I Loans) are secured by real property with a single family residence erected thereon, and (c) 9.14% (by Cut-Off Date Principal Balance of the Group I Loans) are secured by two to four-family properties; and (C) with respect to the Mortgage Loans in Loan Group II (a) approximately 8.37% (by Cut-Off Date Principal Balance of the Group II Loans) are secured by real property improved by individual condominium units, (b) approximately 84.42% (by Cut-Off Date Principal Balance of the Group II Loans) are secured by real property with a single family residence erected thereon, and
(c) 1.92% (by Cut-Off Date Principal Balance of the Group II Loans) are secured by two to four-family properties;

(xxiv) As of the Cut-Off Date no Mortgage Loan in Loan Group I had a principal balance in excess of $417,036.86 and no Mortgage Loan in Loan Group II had a principal balance in excess of $2,081,816.51;

(xxv) As of the Cut-Off Date, the percentage of Mortgage Loans that are balloon loans is not in excess of 0.50%;

(xxvi)  Intentionally Omitted;

(xxvii) Other than with respect to a payment default, there is no material default, breach, violation or event of acceleration existing under the terms of any Mortgage Note or Mortgage and, to the best of the Seller's knowledge, no event which, with notice and expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the terms of any Mortgage Note or Mortgage, and no such material default, breach, violation or event of acceleration has been waived by the Seller involved in originating or servicing the related Mortgage Loan;

(xxviii) No instrument of release or waiver has been executed by the Seller or, to the best knowledge of the Seller, by any other person, in connection with the Mortgage Loans, and no Mortgagor has been released by the Seller or, to the best knowledge of the Seller, in whole or in part from its obligations in connection therewith;

(xxix) The original Mortgage creates a first lien on an estate in fee simple or a leasehold interest in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

(xxx) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

(xxxi) With respect to each Mortgage Loan, to the extent permitted by applicable law, the related Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxxii) Assuming no prepayments, delinquencies or losses on the Mortgage Loans, the aggregate amount of principal that will be outstanding upon the final maturity of the Mortgage Loans that (1) result from Monthly Payments being insufficient to fully amortize the Mortgage Loans that are not balloon loans or
(2) had Monthly Payments applied in a manner that reduced the rate of principal amortization will not exceed $100,000.00;

(xxxiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (xxix) (1), (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Such title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

(xxxiv) If any of the Mortgage Loans are secured by a leasehold interest the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

(xxxv) To the best of the Seller's knowledge, any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the Mortgage Note;

(xxxvi) If required by the applicable processing style and except for any Missing Documents, the Mortgage File contains an appraisal of the related Mortgaged Property made and signed prior to the final approval of the mortgage loan application by an appraiser who meets the minimum qualifications for appraisers as specified by the Seller's underwriting standards;

(xxxvii) To the best of the Seller's knowledge, if the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

(xxxviii) The related Mortgage contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. To the Seller's knowledge, there is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

(xxxix) If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the Flood Disaster Protection Act of 1973, as amended, such Mortgaged Property is covered by flood insurance by a generally acceptable insurer in an amount not less than the requirements of Fannie Mae and Freddie Mac;

(xl) (1) The proceeds of each Mortgage Loan have been fully disbursed and (2) to the best of the Seller's knowledge, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds thereof (including and escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All fees and expenses incurred in making, closing or recording the Mortgagee Loans were paid;

(xli) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by foreign (non-United States) sovereign government;

(xlii)  Each Mortgage Loan is covered by a standard hazard insurance policy; and

(xliii) With respect to a Mortgage Loan that is a Cooperative Mortgage Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code).

               Upon discovery by the Seller or upon notice from the Purchaser, the Credit Enhancer, the Issuer, the Owner Trustee, the Indenture Trustee or the Custodian, as applicable, of a breach of any representation or warranty in paragraph (a) above that materially and adversely affects the interests of the Securityholders or the Credit Enhancer, as applicable, in any Mortgage Loan, the Seller shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a Related Document, either (A) repurchase such Mortgage Loan from the Issuer at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such Mortgage Loan, in each case in the manner and subject to the conditions and limitations set forth below.
        Upon discovery by the Seller or upon notice from the Purchaser, the Credit Enhancer, the Issuer, the Owner Trustee, the Indenture Trustee or the Custodian, as applicable, of a breach of any representation or warranty in this paragraph (b) above with respect to any Mortgage Loan, or upon the occurrence of a Repurchase Event, that materially and adversely affects the interests of the Securityholders, the Credit Enhancer or the Purchaser in such Mortgage Loan (notice of which shall be given to the Purchaser by the Seller, if it discovers the same), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either (i) repurchase such Mortgage Loan from the Issuer at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Mortgage Loan repurchased by the Seller shall be deposited or caused to be deposited by the Servicer into the Custodial Account.

        In the event that the Seller elects to substitute an Eligible Substitute Loan or Loans for a Deleted Loan pursuant to this Section 3.1, the Seller shall deliver to the Custodian on behalf of the Issuer, with respect to such Eligible Substitute Loan or Loans, the original Mortgage Note and all other documents and agreements as are required by Section 2.1(c), with the Mortgage Note endorsed as required by Section 2.1(c). No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date, provided that a payment equal to the applicable Monthly Payment for such month in respect of the Deleted Loan has been received by the Issuer. For the month of substitution, distributions to the Note Payment Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Owner Trustee, the Indenture Trustee and the Credit Enhancer. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Agreement and the Servicing Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein set forth in Section 3.1(b) as of the date of substitution and a representation and warranty that each Mortgage Loan so substituted is an Eligible Substitute Loan as of the date of substitution, and the Seller shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the Servicer shall determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Note Payment Account in the month of substitution). The Seller shall deposit the amount of such shortfall into the Custodial Account on the date of substitution, without any reimbursement therefor.

        Upon receipt by the Indenture Trustee on behalf of the Issuer and the Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Mortgage File) and deposit of any applicable Substitution Adjustment Amount as provided above, the Custodian, on behalf of the Indenture Trustee, shall release to the Seller the related Mortgage File for the Mortgage Loan being repurchased or substituted for and the Indenture Trustee on behalf of the Issuer shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee such Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be an asset of the Issuer.

        It is understood and agreed that the obligation of the Seller to cure any breach, or to repurchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing, shall constitute the sole remedy respecting such breach available to the Purchaser, the Issuer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

        It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the respective Mortgage Files to the Issuer or the Custodian.

                                   ARTICLE IV

                               SELLER'S COVENANTS

Section 4.1 Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any Mortgage Loan, or any interest therein. The Seller shall notify the Issuer (in the case of the Mortgage Loans, as assignee of the Purchaser), of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller shall defend the right, title and interest of the Issuer (in the case of the Mortgage Loans, as assignee of the Purchaser) in, to and under the Mortgage Loans against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.1 shall be deemed to apply to any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate Proceedings.

                                   ARTICLE V

                                    SERVICING

Section 5.1 Servicing. The Seller shall service the Mortgage Loans pursuant to the terms and conditions of the Servicing Agreement and generally accepted servicing standards and shall service the Mortgage Loans directly or through one or more sub-servicers in accordance therewith.

                                   ARTICLE VI

                          INDEMNIFICATION BY THE SELLER
                       WITH RESPECT TO THE MORTGAGE LOANS

Section 6.1 Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Servicing Agreement, the Seller shall not be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                  ARTICLE VII

                                   TERMINATION

Section 7.1 Termination. The obligations and responsibilities of the parties hereto shall terminate upon the termination of the Trust Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.1 Amendment. This Agreement may be amended from time to time by the parties hereto by written agreement with the prior written consent of the Credit Enhancer (which consent shall not be unreasonably withheld).

Section 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)     if to the Seller:

                          GMAC Mortgage Corporation
                          100 Witmer Road
                          Horsham, Pennsylvania  10944
                          Attention: Barry Bier, Senior Vice President
                          Re: GMACM Mortgage Loan Trust 2001-GH1;

(ii)    if to the Purchaser:

                          Residential Asset Mortgage Products, Inc.
                          8400 Normandale Lake Boulevard
                          Minneapolis, Minnesota 55437
                          Attention:President
                          Re: GMACM Mortgage Loan Trust 2001-GH1;

(iii)   if to the Indenture Trustee:

                          Wells Fargo Bank Minnesota, N.A.
                          11000 Broken Land Parkway
                          Columbia, Maryland 21044
                          Attention:  GMACM Mortgage Loan Trust 2001-GH1;

(iv)    if to the Issuer:

                          c/o Wilmington Trust Company, as Owner Trustee Rodney Square North
                          1100 North Market Street
                          Wilmington, Delaware 19890-0001
                          Re: GMACM Mortgage Loan Trust 2001-GH1; or

(v)     if to the Credit Enhancer:

                          Ambac Assurance Corporation
                          One State Street Plaza, 19th Floor
                          New York, New York  10004
                          Attention:Consumer Asset-Backed Securities Group
                          Re: GMACM Mortgage Loan Trust 2001-GH1;

or, with respect to any of the foregoing Persons, at such other address as may hereafter be furnished to the other foregoing Persons in writing.

Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

Section 8.5 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 8.7 Further Agreements. The parties hereto each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 8.8 Intention of the Parties. It is the intention of the parties hereto that the Purchaser will be purchasing on the Closing Date, and the Seller will be selling on the Closing Date, the Mortgage Loans, rather than the Purchaser providing a loan to the Seller secured by the Mortgage Loans on the Closing Date. Accordingly, the parties hereto each intend to treat this transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans on the Closing Date. The Purchaser and the Issuer shall each have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans, and the Seller shall cooperate with all reasonable requests made by the Purchaser or the Issuer in the course of such review.

Section 8.9    Successors and Assigns; Assignment of this Agreement.

(a) This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Credit Enhancer and the Purchaser, which consent shall be at the Purchaser's sole discretion; provided, that the Seller may assign its obligations hereunder to any Affiliate of the Seller, to any Person succeeding to the business of the Seller, to any Person into which the Seller is merged and to any Person resulting from any merger, conversion or consolidation to which the Seller is a party. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to the GMACM Mortgage Loan Trust 2001-GH1.

(b) As an inducement to the Purchaser and the Issuer to purchase the Mortgage Loans, the Seller acknowledges and consents to (i) the assignment by the Purchaser to the Issuer of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to the Mortgage Loans transferred to the Issuer and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Issuer, (ii) the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by or on behalf of the Issuer and (iii) the Issuer's pledge of its interest in this Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Seller following an Event of Default under the Indenture. Such enforcement of a right or remedy by the Issuer, the Owner Trustee, the Credit Enhancer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser or the Issuer directly.

Section 8.10 Survival. The representations and warranties made herein by the Seller and the provisions of Article VI hereof shall survive the purchase of the Mortgage Loans hereunder.

Section 8.11 Third Party Beneficiary. The Credit Enhancer shall be a third party beneficiary hereof and shall be entitled to enforce the provisions of this Agreement as if a party hereto.

        IN WITNESS WHEREOF, the parties hereto have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.


                               RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as
                                   Purchaser



                               By: /s/ Patricia C. Taylor
                                   ---------------------------------------
                                   Name:  Patricia C. Taylor
                                   Title:    Vice President


                               GMAC MORTGAGE CORPORATION,
                                  as Seller



                               By: /s/ Thomas J. O'Hara
                                   ---------------------------------------
                                   Name:  Thomas J. O'Hara
                                   Title:    Senior Vice President


                               GMACM MORTGAGE LOAN TRUST 2001-GH1, as Issuer

                               By: WILMINGTON TRUST COMPANY,
                                      not in its individual capacity but solely
                                      as
                                      Owner Trustee



                               By: /s/Donald G. MacKelcan
                                   ---------------------------------------
                                   Name:  Donald G. MacKelcan
                                   Title:    Vice President


                               WELLS FARGO BANK MINNESOTA, N.A., as Indenture
                                Trustee


                               By: /s/ Peter A. Gobell
                                   ---------------------------------------
                                   Name:  Peter A. Gobell
                                   Title:    Assistant Vice President

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                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE



                                 [See Attached]



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                                    EXHIBIT 2

                      MORTGAGE FILES WITH MISSING DOCUMENTS






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
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                                TABLE OF CONTENTS

                                                                                            Page




ARTICLE I         DEFINITIONS...............................................................1

        Section 1.1   Definitions...........................................................1

        Section 1.2   Other Definitional Provisions.........................................2

ARTICLE II        SALE OF MORTGAGE LOANS AND RELATED PROVISIONS.............................2

        Section 2.1   Sale of Mortgage Loans................................................2

        Section 2.2   [Reserved]............................................................5

        Section 2.3   Payment of Purchase Price.............................................8

ARTICLE III       REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH.......................9

        Section 3.1   Seller Representations and Warranties.................................9

ARTICLE IV        SELLER'S COVENANTS.......................................................16

        Section 4.1   Covenants of the Seller..............................................16

ARTICLE V         SERVICING................................................................16

        Section 5.1   Servicing............................................................16

ARTICLE VI        INDEMNIFICATION BY THE SELLER WITH RESPECT TO THE MORTGAGE LOANS.........16

        Section 6.1   Indemnification with Respect to the Mortgage Loans...................16

        Section 6.2   Limitation on Liability of the Seller................................16

ARTICLE VII       TERMINATION..............................................................17

        Section 7.1   Termination..........................................................17

ARTICLE VIII      MISCELLANEOUS PROVISIONS.................................................17

        Section 8.1   Amendment............................................................17

        Section 8.2   GOVERNING LAW........................................................17

        Section 8.3   Notices..............................................................17

        Section 8.4   Severability of Provisions...........................................18

        Section 8.5   Relationship of Parties..............................................18

        Section 8.6   Counterparts.........................................................18

        Section 8.7   Further Agreements...................................................18

        Section 8.8   Intention of the Parties.............................................18

        Section 8.9   Successors and Assigns; Assignment of This Agreement.................19

        Section 8.10  Survival.............................................................19

        Section 8.11  Third Party Beneficiary..............................................20

                                        i
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EXHIBIT 1  MORTGAGE LOAN SCHEDULE - (See Servicing Agreement)



EXHIBIT 2  MORTGAGE FILES WITH MISSING DOCUMENTS (With Seller/Servicer)


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